AMENDMENT NO. 2
PARTICIPATION AGREEMENT
     The Participation Agreement, (the “Agreement”), dated July 1, 2005, by and among AIM Variable Insurance Funds, a Delaware Trust (“AVIF”), Invesco Aim Distributors, Inc., a Delaware corporation (“AIM”), AXA Equitable Life Insurance Company, a New York life insurance company (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”); and AXA Advisors, LLC and AXA Distributors LLC, each an affiliate of LIFE COMPANY and the principal underwriters of the contracts (“UNDERWRITER”) (collectively, the “Parties”), is hereby amended as follows:
     WHEREAS, the parties wish to enable LIFE COMPANY to offer shares of the portfolios of AVIF in every LIFE COMPANY separate account; and
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

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SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
Series I and II shares

AIM V.I. Basic Balanced Fund	AIM V.I. High Yield Fund
AIM V.I. Basic Value Fund	AIM V.I. International Growth Fund
AIM V.I. Capital Appreciation Fund	AIM V.I. Large Cap Growth Fund
AIM V.I. Capital Development Fund	AIM V.I. Leisure Fund
AIM V.I. Core Equity Fund	AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Diversified Income Fund	AIM V.I. Money Market Fund
AIM V.I. Dynamics Fund	AIM V.I. PowerShares ETF Allocation Fund
AIM V.I. Financial Services Fund	AIM V.I. Small Cap Equity Fund
AIM V.I. Global Health Care Fund	AIM V.I. Technology Fund
AIM V.I. Global Real Estate Fund	AIM V.I. Utilities Fund
AIM V.I. Government Securities Fund
SEPARATE ACCOUNTS UTILIZING THE FUNDS
Separate Account A
Separate Account FP
Separate Account I
Separate Account 45
Separate Account 49
Separate Account 65
Separate Account 66
Separate Account 206
Separate Account 301
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
All Contracts

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 19, 2010.

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

Name:	Peter Davidson	Name:	John M. Zerr

Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John S. Cooper

Name:	Peter Davidson	Name:	John S. Cooper

Title:	Assistant Secretary	Title:	President

AXA EQUITABLE LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:	/s/ Kenneth Beitler	By:	/s/ Steven M. Joenk

Name:	Kenneth Beitler	Name:	Steven M. Joenk

Title:	Vice President	Title:	Senior Vice President

AXA ADVISORS, LLC

Attest:	/s/ Kenneth Beitler	By:	/s/ Christine Nigro

Name:	Kenneth Beitler	Name:	Christine Nigro

Title:	Vice President	Title:	Senior Vice President

AXA DISTRIBUTORS, LLC

Attest:	/s/ Kenneth Beitler	By:	/s/Phillip D. Meserve

Name:	Kenneth Beitler	Name:	Philip D. Meserve

Title:	Vice President	Title:	Senior Executive Vice President

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